                                                                    EXHIBIT 23.4


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


         We hereby consent to (i) the inclusion of our opinion letter, dated September 1, 1998, to the Board of Directors of Home Choice Holdings, Inc. ("Home Choice") as Annex C to the Joint Proxy Statement/Prospectus which forms a part of a Registration Statement on Form S-4 relating to the Merger of Home Choice with and into Rent-Way, Inc. and (ii) the references therein to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "The Merger--Background of the Merger," "The Merger--Reasons for the Merger; Recommendations of the Board of Directors" and "The Merger--Opinion of Financial Advisors to Home Choice." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                               DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION


                                            By: /s/ Jeff Klein
                                               ---------------------------------
                                          Name: Jeff Klein
                                               ---------------------------------
                                         Title: Managing Director
                                               ---------------------------------


New York, New York
November 5, 1998